Exhibit 10.12

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, IDENTIFIED BY [***], HAS BEEN EXCLUDED FROM THIS DOCUMENT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT MARIS-TECH LTD.TREATS AS PRIVATE OR CONFIDENTIAL.

DEVELOPMENT AGREEMENT

This Development Agreement (“Agreement”) is entered into and made effective on 28 March 2014 (“Effective Date”), by and between Henis Hardware Co., LTD, a Chinese company, with offices at Rm 701, Shimao Building 5, No 68 Taihu Avenue 214021,Wuxi China (“Henis”), and Maris Technologies Marketing Ltd., an Israeli company, with offices at 1 Hamada St., Rehovot 76703, Israel, (“Maris”).

Henis and Maris will be referred collectively as “Parties” or individually as “Party”.

RECITALS

WHEREAS	Henis is engaged in the development, manufacture, and marketing of Digital Door Viewing (“DDV”) solutions;

WHEREAS	Maris develops and manufactures a variety of hi *h-end, low-power, miniature and feature enriched Video System-on-Module (VS0M) solutions, used as computer modules in the embedded systems market;

WHEREAS	the Parties desire to enter into an agreement with the aim to develop a new Wi-Fi DDV “WDDV”, a Wi-Fi enabled, video door unit allowing audio/video communication with visitors using smartphone an;/where;

WHEREAS	Both Parties will use their respective intellectual property throughout the agreement execution hereunder and each Party shall remain the sole owner of its respective intellectual property;

WHEREAS	the Parties desire to set forth the terms and conditions of their relationship in this Agreement.

NOW, THEREFORE in consideration of the foregoing and the mutual promises and covenants, the Parties enter into the following Consortium Agreement and agree as follows:

1.	Scope Of Work (“SOW”).

1.1	Maris will develop the WDDV electronics and software in accordance with the specifications set out in Schedule A (“Product Definition”).

1.2	Maris will provide the deliverables in accordance with the list set out in Schedule B (“Deliverables”).

1.3	The Parties will hold a design review meeting within 3 weeks from Agreement in order to review the high-level design and finalize the specifications.

1.4	The WDDV Prototypes will be provided within 6 month from Agreement for Henis inspection and acceptance.

1.5	The Parties goal is to be with the WDDV in the market by the end of 2014.

2.	Payments.

2.1	In exchange for the SOW performance Maris, Henis will pay Maris the fee set out in Schedule C (the “Development Payments”).

2.2	Each Party will have full responsibility for all tax obligations relating to such payments in their respective country.

3.	Manufacture.

3.1	Henis will manufacture and be responsible for selling the WDDV.

3.2	Maris will supply Henis an enabling chip for the WDDV manufacturing at the chip cost plus royalty per unit in accordance with the terms set in Schedule D (,1Production Royalties”).

4.	Term and Termination.

4.1	This Agreement commences and becomes effective on the Effective Date. Henis may terminate this Agreement at any time by notifying Maris in writing 60 days in advance.

4.2	On termination of this Agreement, Henis’s payment obligations will continue only with respect to SOW tasks, which have been completed till the terminaticn date.

5.	Ownership of IP.

5.1	Mutual Retention of Background IPR. Each Party shall retain all right, title and interest in and to such Party’s Background IPR, Background Technology and Trademarks.

5.2	Deliverables.

5.2.1	Provided Henis pays Maris as required under this Agreement, Deliverables will belong exclusively to Henis.

5.2.2	In the event that, after successful execution of this Agreement, Henis decides not to produce the WDDV, Maris will have the right to manufacture and sell the WDDV, provided that the payback mechanism, defined in Schedule C, continues.

6.	Confidential Information. The parties will sign a separate Mutual Non-Disclosure Agreement (“NDA”). Any disclosures of confidential or proprietary information (as defined in the NDA) shall be subject to the NDA.

7.	Relationship of Parties. Maris is an independent contractor and shall not be considered an agent or employee of Henis.

8.	Limitation of Liability. Neither party shall be liable for any indirect or consequential damages of any kind nor any lost profits or revenue, arising out of or under this Agreement. The total aggregate liability of either party for any damages or losses arising out of this Agreement will, in no event, exceed the total amount paid or payable by Henis to Maris for he SOW performance under this Agreement.

9.	Assignment. Each Party shall not assign or transfer this Agreement any third party without the prior written consent of the other Party, which shall not be unreasonably withheld.

10.	General. All notices hereunder will be in writing. Subject to the NDA, this Agreement constitutes the entire agreement between Henis and Maris pertaining to the subject matter hereof, and supersedes any and all written or oral agreements with respect to such subject ma ter. This Agreement may only be amended by a writing signed by both parties.

11.	Governing Law. This Agreement shall be exclusively governed by and construed in accordance with the laws of Israel and the competent courts of Israel shall have exclusive jurisdiction with respect to any dispute between the parties pertaining to the subject matter hereof.

EV WITNESS WHEREOF, the Parties have signed this Agreement as of the dates set out below.

Henis Hardware Co., LTD

Signature:	/s/ Henry Jiang

Name:	Henry Jiang

Title:	CEO

Date:	March 28, 2014

Maris Technologies Marketing Ltd.

Signature:	/s/ Israel Bar

Name:	Israel Bar

Title:	CEO

Date:	March 28, 2014

SCHEDULE A - Product Definition – Omitted

SCHEDULE B – Deliverables – Omitted

SCHEDULE C - Development Payments

SCHEDULE D - Production Royalties – Omitted

SCHEDULE C

Development Payments

1.	Development Payments

Henis will pay Maris development payment of [***] as follows:

●	Advanced payment upon agreement - 4,0%

●	Working prototype delivery - 40%

●	Product’s acceptance - 20%

2.	Payback Mechanism

[***]

Confidentiality Agreement

This Confidentiality Agreement (“Agreement”) by and between Henis Hardware Co., LTD, a Chinese company, with offices at Rm 701, Shimao Building 5, No 68 Tahu Avenue 214021,Wuxi China (“Henis”) and Maris Technologies Marketing Ltd. (“Maris”) an Israeli corporation with principal offices at 1 Hamada St. Rehovot, 76703 Israel is entered inlo for good and valuable consideration the adequacy of which is acknowledged by the parties.

WHEREAS Henis is engaged in the development, manufacture, and marketing of Digital Door Viewing (“DDV”) solutions;

WHEREAS Maris develops and manufactures a variety of high-end, low-power, miniature and features enriched Video System-on-Module (VS0M) solutions, used as computer modules in the embedded systems market;

WHEREAS each party is willing to disclose its Confidential Information to the other party, for the purpose of enabling the receiving execute a joint development agreement and to induce such disclosure Henis and Maris desire to undertake certain obligations of confidentiality and nondisclosure as set forth herein.

NOW THEREFORE, in consideration of the mutual undertakings and promises herein, the parties hereto hereby agree as follows:

1.	Definition of Confidential Information. For the purposes of this Agreement, “Confidential Information” means that information disclosed by one party to the other, including but not limited to the terms and conditions of this Agreement, the existence of the discussions between the parties, trade secrets of the parties, any non-public information relating to a party’s plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, research, development or know-how and any other non-public technical or business information of a party, or that a party identifies in writing as confidential before or within thirty days after disclosure to the other party or is otherwise reasonably determined to be of value and is treated as confidential. Confidential Information does not, however, include information that: (a) is now or subsequently becomes generally available to the public through no fault or breach on the part of the receiving party; (b) the receiving paity can demonstrate to have had rightfully in its possession without an obligation of confidentiality prior to disclosure hereunder; (c) is independently developed by the receiving party without the use of any Confidential Information of disclosing party as evidenced by written documentation; or (d) the receiving party rightfully obtains from a third party who has the right to transfer or disclose it and who provides it without a confidentiality obligation.

2.	Non-Disclosure and Non-Use of Confidential Information The Confidential Information is provided for the purpose of discussions regarding technology and business relationship (the “Business Purpose”). Where relevant, the receiving party will not disclose, publish or disseminate Confidential Information to anyone other than those of its employees who need to know for the Business Purpose, and the receiving party will take reasonable precautions to prevent any unauthorized use, disclosure, publication or dissemination of Confidential Information. The receiving paity accepts Confidential Information for the Business Purpose and in connection with the business discussion regarding the Business Purpose hereunder. The receiving party will not use Confidential Information other than for the Business Purpose for its own or any third party’s benefit without the prior written approval of an authorized representative of the other party.

3.	No Warranty. All Confidential Information is provided “AS IS” and without any warranty, express, implied or otherwise, including but not limited to any warranties regarding its accuracy, completeness, performance or non-infringement of third party rights or its merchantability or fitness for a particular purpose.

4.	Return of Documents. Within ten (10) business days of receipt of a written request by the disclosing party, the receiving party will return to the disclosing party all documents, records and copies thereof containing Confidential Information of the disclosing party. For purposes of this Section 4, “documents” means all information fixed in any tangible medium of expression in whatever form or format.

5.	No License. The parties acknowledges and agree that nothing contained in this Agreement will be construed as granting the any rights, by license or otherwise, to any of the other party’s Confidential Information except as expressly set forth in this Agreement.

6.	Equitable Relief. The receiving party acknowledges that all of the Confidential Information is owned solely by the disclosing party (or its licensors) and that the unauthorized disclosure or use of such Confidential Information would cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. Accordingly, the parties agree each will have the right to obtain an immediate injunction enjoining any breach of this Agreement, as well as the right to pursue any and all other rights and remedies available at law or in equity for such a breach.

7.	General. This Agreement constitutes the entire agreement with respect to the Confidential Information disclosed hereunder and supersedes all prior or contemporaneous oral or written agreements concerning such Confidential Information. This Agreement may not be amended except by the written agreement signed by authorized representatives of both parties. This Agreement will be governed by and construed in accordance with the laws of the State of Massachusetts, without regard to or application of choice-of-law rules or principles and the parties submit to that jurisdiction. The parties may not assign this Agreement or transfer any benefits hereunder or Confidential Information, directly or indirectly (through acquisition, merger or otherwise), and any attempt to do so will be void without the prior written consent of the other party. The relationship of the parties is that of independent contractors, and not of agency, partners, joint ventures or the like. If the receiving party receives notice that it may be required or ordered by any judicial or governmental entity to disclose Confidential Information of the disclosing party, it will take all necessary steps to give the disclosing party sufficient prior notice in order to contest such requirement or order.

8.	Term of Obligations. This Agreement will remain in effect for five (5) years from the date of the last disclosure of Confidential Information, at which time it will terminate.

The duly authorized representatives of the parties having executed this Agreement as of the latter of the signature dates set forth below

Maris Technologies Marketing Ltd.:		Henis Hardware Co., LTD

Signature	/s/ Israel Bar	Signature	/s/ Jiang Feng

Print name	Israel Bar	Print name	Jiang Feng

Title	CEO	Title

Date	2/3/14	Date